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                                                                Exhibit 10.25

                             SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT is made as of the 14th day of November, 1995 among CONGRESS FINANCIAL CORPORATION, a California corporation (together with its transferees, successors and assigns, "Senior Creditor"), INTERCONTINENTAL MINING & RESOURCES INCORPORATED, a British Virgin Islands corporation (together with its transferees, successors and assigns, "IMR", and together with the Indenture Trustee (as defined below), individually and collectively, "Junior Creditor"). Senior Creditor and Junior Creditor are sometimes individually referred to herein as "Creditor" and collectively as "Creditors."

                              W I T N E S S E T H:

         WHEREAS, The Hanover Companies, a Nevada corporation ("THC") entered into certain debt financing arrangements, pursuant to which THC issued and Sun Life Insurance Company of America (now known as SunAmerica Life Insurance Company, "SunAmerica") purchased from THC an aggregate of $20,000,000 in principal amount of 9.25% Senior Subordinated Notes due August 1, 1998 (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, exchanged, restated or replaced, the "Notes"); and

         WHEREAS, payment of the obligations of THC to Junior Creditor under the Notes was guaranteed by The Horn & Hardart Company ("H&H"), which was, at the time the Notes were issued, the parent company of THC, and by certain direct and indirect Subsidiaries of THC; and

         WHEREAS, Hanover Direct, Inc. (together with its successors and assigns, "Hanover"), as successor to THC and H&H, has previously repaid $6,000,000 in principal amount of the Notes, plus accrued interest thereto; and

         WHEREAS, as of the date hereof, the unpaid balance of the Notes is guaranteed by only those Subsidiaries of Hanover listed on Exhibit A annexed hereto (the "Subsidiary Guarantors") (such guarantees of the Notes, collectively, the "Guarantees"); and

         WHEREAS, IMR has, on or before the date hereof, purchased from SunAmerica, all of SunAmerica's right, title and interest in and to the remaining Notes, in the outstanding principal amount of $14,000,000, and the Guarantees, pursuant to a Repurchase and Option Agreement dated as of September 29, 1995; and

         WHEREAS, in connection with its purchase of the remaining Notes, Hanover and certain of the Subsidiary Guarantors, are about to grant to Junior Creditor a security interest in their customer lists to secure payment of the Notes; and
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         WHEREAS, Senior Creditor is about to enter into financing arrangements with certain Subsidiaries of Hanover, pursuant to which Senior Creditor may from time to time make loans and provide other financial accommodations to certain direct and indirect Subsidiaries of Hanover, upon the terms and conditions set forth in that certain Loan and Security Agreement, dated as of the date hereof, among Senior Creditor, and certain direct and indirect Subsidiaries of Hanover, as acknowledged and agreed to by Hanover and various other direct and indirect Subsidiaries of Hanover (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"; and together with any and all supplements thereto, and all other agreements, acknowledgments, documents and instruments now or at any time hereafter executed and/or delivered in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"); and

         WHEREAS, payment and performance of the obligations of the Borrowers to Senior Creditor under the Financing Agreements have been guaranteed by Hanover and its direct and indirect Subsidiaries; and

         WHEREAS, as a condition of its willingness to enter into the Financing Agreements, Senior Creditor has required that Junior Creditor enter into this Subordination Agreement to provide for (i) the terms and conditions of the subordination in favor of Senior Creditor of the obligations of Hanover to Junior Creditor in respect of the Junior Debt (as defined below), and of any other persons now or hereafter obligated, as borrower, guarantor or otherwise, in respect of all or any part of the Junior Debt (Hanover, the Subsidiary Guarantors, together with any other persons so obligated to Junior Creditor in respect of all or any part of the Junior Debt and also obligated to Senior Creditor, as borrower, guarantor or otherwise, in respect of all or any part of the Obligations under the Financing Agreements, individually, an "Obligor" and, collectively, "Obligors"), (ii) the relative priorities of Senior Creditor and Junior Creditor with respect to liens upon and security interests in the property of Obligors, and (iii) related matters;

         NOW THEREFORE, in consideration of the mutual benefits accruing to Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       DEFINITIONS

         As used in this Subordination Agreement, the following terms shall have the meanings ascribed to them below:

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         1.1. "Agreements" shall mean, collectively, the Senior Creditor
Agreements and the Junior Creditor Agreements.

         1.2. "Borrowers" shall have the meaning ascribed to such term in the Loan Agreement.

         1.3. "Complete Standstill Event" shall mean the giving of notice to the Indenture Trustee by Senior Creditor of the occurrence of one or more of the following dates or events: (i) a default in payment of any portion of the Senior Debt when due under the Senior Credit Agreements (whether or not payment of the Senior Debt is accelerated) or (ii) Senior Creditor accelerates payment of the Senior Debt at any time following any event of default under the Senior Creditor Agreements, or (iii) the effective date the Loan Agreements are terminated or not renewed, by either Senior Creditor or the Borrowers, whether at the end of the stated term or any renewal thereof, by reason of default, through voluntary termination by the parties, or otherwise. No subsequent, contemporaneous or prior judicial action or taking of possession of Collateral (as defined below) or foreclosure of Liens thereon or other action shall be required in order for the occurrence of any of the dates or events set forth in this definition to constitute a Complete Standstill Event. A Complete Standstill Event shall be deemed terminated upon Senior Creditor's waiver in writing, signed by Senior Creditor, waiving the event of default and/or rescinding the acceleration constituting the Complete Standstill Event, and/or Senior Creditor's acceptance of any permitted cure of any such event of default or acceleration.

         1.4. "Customer Lists" shall mean the existing and future mailing and customer lists used in the direct mail marketing business of Borrowers, together with all software (including, without limitation, all manuals, upgrades, modifications, enhancements and additions thereto), computer tapes, disks, other electronic data storage media, documentation of file and record formats and source code and all other property useful or necessary to gain access to, transfer and fully utilize for all purposes, including, without limitation, analysis, cross-checking and compilation of, and the sale, rental or license of such mailing and customer lists, together with all updates and additions thereto, including, without limitation, all such mailing and customer lists which may be purchased, created or compiled in the future, but not including any customer lists owned by third parties who are not Affiliates (as defined in the Loan Agreement) of Borrowers, which are leased to, or otherwise licensed for use by Borrowers, with permission of such third party owners.

         1.5. "IMR Agreements" shall mean, collectively, the Repurchase and Option Agreement, dated as of September 29, 1995, among IMR, SunAmerica and Hanover, together with all instruments

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and agreements delivered thereunder, the Second Supplemental Indenture dated on or about the date hereof among Hanover, the Subsidiary Guarantors and the Indenture Trustee, and the Customer and Mailing List Escrow Agreement dated on or about the date hereof, among Hanover, the Indenture Trustee, and HOSSCO, as escrow agent, as the same now exist or may hereafter be amended, modified, supplemented, restated or replaced.

         1.6. "Indenture" shall mean that certain Indenture dated as of August 1, 1993, among H&H, THC, the Subsidiary Guarantors and the Indenture Trustee, as supplemented by the First Supplemental Indenture dated as of March 27, 1995, and the Second Supplemental Indenture dated on or about the date hereof, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.7. "Indenture Trustee" shall mean First Trust National Association, as Trustee under the Indenture, any successor Trustee, and their respective successors and assigns.

         1.8. "Junior Creditor Agreements" shall mean, collectively, the Notes (including any notes exchanged therefor), the Purchase Agreement dated as of August 17, 1993 presently among Hanover, certain of the Subsidiary Guarantors and IMR as assignee of SunAmerica, the Indenture, the guarantees by the Subsidiary Guarantors, the IMR Agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by H&H, THC, Hanover, the Subsidiary Guarantors or any other person to, with or in favor of Junior Creditor in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, exchanged, restated or replaced.

         1.9. "Junior Creditor Representative" shall mean the Indenture Trustee.

         1.10. "Junior Debt" shall mean all of the following evidenced by or arising under or in connection with the Notes or the other Junior Creditor Agreements to the extent relating to the Notes or the debt evidenced thereby: all loans, obligations, liabilities, letters of credit, credit facilities and other indebtedness of any kind, nature and description owing by any Obligor to Junior Creditor, including principal, interest, charges, fees, premiums, indemnities and expenses, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising after the commencement of any case with respect to any Obligor under the U.S. Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, and whether arising

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directly or howsoever acquired by Junior Creditor including from any other person outright, conditionally or as collateral security, by assignment, merger with any other person, participations or interests of Junior Creditor in the obligations of any Obligor to others, or by assumption or operation of law, or by way of a claim or right of contribution, exoneration, reimbursement, indemnification, subrogation or otherwise, however evidenced, and shall also include all amounts chargeable to any Obligor under the Junior Creditor Agreements or in connection with any of the foregoing.

         1.11. "Lien" shall mean any pledge, hypothecation, assignment, deposit arrangement, right of setoff, security interest, encumbrance, mortgage, deed of trust (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

         1.12. "Payment Block Notice" shall have the meaning set forth in
Section 3.2 hereof.

         1.13. "Person" or "person" shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, a limited liability partnership, a trust, an unincorporated association, a joint venture, or other entity or a government or any agency, instrumentality or political subdivision thereof.

         1.14. References. All terms defined in the Uniform Commercial
Code as in effect in the State of New York, unless otherwise defined herein, shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural. References in the singular include the plural and references in the plural include the singular. Use of the term "or" shall mean "and/or" unless the context otherwise clearly requires. Unless the context otherwise clearly requires, references to "herein" or "hereunder" shall mean this entire Subordination Agreement, not only the particular provision in which such reference appears.

         1.15. "Senior Creditor Agreements" shall mean, individually and collectively, the Loan Agreement, the other Financing Agreements, and all agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Obligor or any other person to, with or in favor of Senior Creditor in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

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         1.16. "Senior Debt" shall mean any and all loans, obligations, liabilities, letters of credit, credit facilities and indebtedness of every kind, nature and description owing by any Obligor to Senior Creditor or its participants, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, in each case arising under the Senior Creditor Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior Creditor Agreements, or after the commencement of any case with respect to any Obligor under the U.S. Bankruptcy Code or any similar statute, whether or not allowable in whole or in part against any Obligor or any successor of any Obligor in any case under the U.S. Bankruptcy Code or similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Senior Creditor under the Senior Creditor Agreements or by assumption or operation of law, or by way of any claim or right of contribution, indemnification, exoneration, reimbursement, subrogation or otherwise and shall also include all amounts chargeable to any Obligor under the Senior Creditor Agreements or in connection with any of the foregoing.

         1.17. "Standstill Period" shall mean the period beginning on the earlier of the date that Junior Creditor has received a Payment Block Notice or the date that Junior Creditor has given written notice to Senior Creditor that an event of default under the Junior Creditor Agreements has occurred and specifying such event of default and ending 180 days after such date;
provided, however, that the aggregate number of days that any one or more Standstill Periods shall be in effect may not exceed 180 days in any consecutive 365 day period; and provided, further, that no event of default under the Senior Creditor Agreements which (i) is specified in the written notice under this Section commencing a Standstill Period and (ii) is subsequently waived by Senior Creditor, shall be or be made the basis for the commencement of a subsequent Standstill Period unless such event of default shall be waived by Senior Creditor as to the specific circumstances giving rise to such event of default, for a period of not less than 365 days following the occurrence of such event of default.

         1.18. "Subsidiary" shall have the meaning ascribed to such term in the Loan Agreement.

         1.19. "Triggering Default" shall mean the occurrence or existence of any event of default in respect of the Junior Debt under the Junior Creditor Agreements, which remains uncured and unwaived or otherwise continues beyond the expiration of the Standstill Period hereunder with respect to such event of default.

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2.       SECURITY INTERESTS; PRIORITIES; COVENANTS

         2.1. Acknowledgment of Senior Creditor Security Interests.
Junior Creditor hereby agrees and acknowledges that, pursuant to the Loan Agreement, Senior Creditor has been granted a Lien upon all of the assets of Hanover, the Borrowers and all other direct and indirect Subsidiaries of Hanover, whether such assets are now owned or are hereafter arising or acquired, including, without limitation, all present and future accounts, contract rights, general intangibles (including, without limitation, Customer Lists), documents, instruments, chattel paper, inventory, equipment, fixtures and real property, and the proceeds and products thereof, excluding only such assets of Hanover, the Borrowers and other direct and indirect Subsidiaries of Hanover as are expressly excluded from the Liens of Senior Creditor pursuant to the terms of the Loan Agreement (such assets subject to the Lien of Senior Creditor at any time and from time to time, the "Collateral").

         2.2.    No Contest of Creditor Liens.

                 (a) Junior Creditor agrees that it shall not contest the validity, perfection, priority or enforceability of the Liens granted to or held by Senior Creditor upon the Collateral and that, as between Senior Creditor and Junior Creditor, the terms of this Subordination Agreement shall govern even if part or all of the Senior Debt or the Liens securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

                 (b) Senior Creditor agrees that it shall not contest the validity, perfection, priority or enforceability of the Lien granted in or held by Junior Creditor upon the Customer Lists of Hanover and certain of the Subsidiary Guarantors, and that, as between Senior Creditor and Junior Creditor, the terms of this Subordination Agreement shall govern even if part or all of the Junior Debt or the Lien upon the Customer Lists securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

         2.3.    Senior Creditor's Priority Liens.

                 Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a security interest in favor of each Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements, the Liens of Senior Creditor upon the Collateral have and shall have priority over the Liens of Junior Creditor upon the Collateral and such Liens of Junior Creditor are and shall

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be, in all respects, subject and subordinate to the Liens of Senior Creditor therein to the full extent of the Senior Debt outstanding at any time and from time to time and secured thereby.

         2.4.    Priority Absolute.

                 The Lien priorities provided in Section 2.3 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of the Senior Debt or the Junior Debt, nor by any invalidity of the Senior Debt or any failure to perfect or lapse in perfection by Senior Creditor of any Lien on any Collateral, nor by any action or inaction which any Creditor may take or fail to take in respect of the Collateral.

         2.5.    Rights of Creditors to Enforce Collateral.

                 (a) Senior Creditor shall have the exclusive right to manage, perform and enforce the terms of the Senior Creditor Agreements with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control of possession of the Collateral and to hold, prepare for sale, process, sell, lease, dispose of, collect upon, or liquidate the Collateral. The provisions of this Section 2.5(a) shall not, however, restrict the rights of enforcement of the Junior Creditor to the extent permitted under and subject to the terms of Sections 2.6 and 3.5 hereof.

                 (b) Notwithstanding anything to the contrary contained in any of the Agreements, only Senior Creditor shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral. Each of IMR and the Indenture Trustee shall, upon the request of Senior Creditor, release or otherwise terminate the Liens held by or on behalf of Junior Creditor on the Collateral to the extent such Collateral is sold or otherwise disposed of either by Senior Creditor, its agents, or any Obligor as permitted under the Senior Creditor Agreements or as otherwise consented to by Senior Creditor, and the Indenture Trustee and IMR shall deliver such release of Lien documents as Senior Creditor may reasonably require in connection therewith. Senior Creditor may apply the proceeds so realized to the Senior Debt in such order and manner provided or as otherwise permitted under the Senior Creditor Agreement, and may relend such proceeds to any Borrower or other Obligor as Senior Creditor shall deem fit, and all obligations to Senior Creditor arising from such relending, shall be part of Senior Debt.

         2.6. Restrictions on Junior Creditor Rights. Notwithstanding any right or remedy available to Junior Creditor under any of the

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Junior Creditor Agreements, applicable law or otherwise, Junior Creditor may accelerate the Junior Debt (subject to required rescission of acceleration upon cure as provided below), but shall not, directly or indirectly take any of the following actions until all of the Senior Debt has been indefeasibly paid and satisfied:

                 (a) unless and until a Triggering Default has occurred and provided a Complete Standstill Event has not occurred, exercise any of its rights or remedies (other than acceleration of the Junior Debt as aforesaid) as against any Obligor or its property upon an event of default by any Obligor under the Junior Creditor Agreements or otherwise, including, without limitation, the termination of the Junior Creditor Agreements or the commencement of suit for the enforcement of any provisions of the Junior Creditor Agreements or for collection of the Junior Debt as against or from any Obligor or its property;

                 (b) hold, seek to obtain or enforce any Lien in or upon any Collateral or any other property of any Obligor, except after a Triggering Default has occurred and provided a Complete Standstill Event has not occurred, Junior Creditor may hold, obtain or enforce, subject to the Liens of Senior Creditor thereon, any non-consensual Lien upon property of any Obligor, to the extent such Lien is acquired through judicial enforcement of the Junior Debt; or

                 (c) commence, any administrative, legal or equitable action or proceeding against any Obligor or its properties seeking any reorganization, arrangement, composition, readjustment, liquidation, bankruptcy or any other action involving the readjustment of all or any part of any Obligor's obligations, or other similar relief under the U.S. Bankruptcy Code or any present or future statute, law or regulation relative to any Obligor or its properties or any proceedings for voluntary liquidation, dissolution or other winding up of any Obligor's businesses or the appointment of any trustee, receiver or liquidator for any Obligor or any part of its properties or any assignment for the benefit of creditors or any marshalling of assets of any Obligor.

3.       SUBORDINATION OF JUNIOR DEBT

         3.1. Subordination. Except as specifically set forth in Sections 3.2 and 3.5 below, Junior Creditor hereby subordinates its right to payment and satisfaction of the Junior Debt, and the payment thereof, directly or indirectly, by any means whatsoever, is deferred and subordinated, to the prior indefeasible payment and satisfaction in full of all Senior Debt.

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         3.2.    Permitted Payments.

                 (a) Subject to all the other terms and conditions of this Subordination Agreement, Senior Creditor hereby agrees that, unless and until Senior Creditor has notified the Junior Creditor Representative of the occurrence of a default or an event of default or the occurrence of an event or existence of a condition which does, or would, with notice or lapse of time or both constitute an event of default under the Senior Creditor Agreements, and in each case specifying such event (such notice a "Payment Block Notice"), Hanover may make, and Junior Creditor may receive and retain from Hanover (i) payments of interest when due as regularly scheduled, and (ii) payment of principal when due at scheduled maturity on August 1, 1998, and (iii) prepayments of principal, plus accrued interest thereon, funded with the proceeds of an equity offering of Hanover, in each case under clauses (i) and (ii) in accordance with the terms of the Notes and the Indenture as in effect on the date hereof (but not any other prepayment of principal or interest or other payment of principal or any payment pursuant to acceleration or claims of breach or any payment to acquire any Junior Debt or otherwise), and (iv) reimbursement to Junior Creditor, prior to an event of default under any Junior Debt, for out-of-pocket expenses payable by Hanover pursuant to the Junior Creditor Agreements. After a Payment Block Notice is given, no payment otherwise permitted to be made to or received in respect of the Junior Debt may be made to or received by Junior Creditor until the expiration of the Standstill Period hereunder, and no such payment may be made or received after such period if a Complete Standstill Event has occurred or shall thereafter occur and while such Complete Standstill Event is continuing.

                 (b) No event of default which existed or was continuing under the Senior Creditor Agreements on the date any Payment Block Notice is given, and which is subsequently waived by Senior Creditor, shall be or be made the basis for the giving of a subsequent Payment Block Notice, unless such event of default shall be waived by Senior Creditor as to the specific circumstances giving rise to such event of default, for a period of not less than 365 days following the occurrence of such event of default.

                 (c) Senior Creditor may give any number of Payment Block Notices hereunder, provided that the aggregate number of days that any one or more Standstill Period(s) hereunder shall be in effect shall not exceed 180 days during any 365 consecutive days, irrespective of the number of defaults with respect to the Senior Creditor Agreements; and provided further that, upon expiration or rescission of such Standstill Period, Junior Creditor must receive payment of all regularly scheduled payments of interest and, if applicable, principal payments described in clauses (ii) and (iii) of Section 3.2(a) which have become due

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(on an unaccelerated basis, whether or not there has been an acceleration of any
Junior Debt), plus interest on such overdue payments as provided in the Indenture, before a subsequent Payment Block Notice may be given.

         3.3.    Distributions.

                 (a) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Obligor or the proceeds thereof to the creditors of any Obligor or readjustment of the obligations and indebtedness of any Obligor, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors, marshalling of assets of any Obligor or any other action or proceeding involving the readjustment of all or any part of the obligations of any Obligor or the application of the assets of any Obligor to the payment or liquidation thereof, or upon the dissolution or other winding up of any Obligor's business, or upon the sale of all or substantially all of the assets of any Obligor then, and in any such event, Junior Creditor agrees that:

                          (i) Senior Creditor shall first receive indefeasible
payment in full in cash of all of the Senior Debt (including, without limitation, interest after the commencement of any such liquidation, dissolution or bankruptcy at the rate specified in the applicable Senior Creditor Agreements, whether or not such interest is an allowable claim in any such proceeding) prior to the payment of all or any part of the Junior Debt; and

                          (ii) Senior Creditor shall be entitled to receive any
payment or distribution of any kind or character, whether in cash, securities or other property (including, without limitation, interest after the commencement of any such liquidation, dissolution or bankruptcy at the rate specified in the applicable Junior Creditor Agreements) which may be payable or deliverable in respect of any or all of the Junior Debt.

Provided, however, that if the Senior Creditor accepts shares of stock and/or debt securities issued by any Obligor in connection with any liquidation, dissolution or bankruptcy case or proceeding, then, notwithstanding clauses (i) and (ii) of this Section 3.3(a), Junior Creditor may receive shares of stock and/or debt securities that are subordinated to the remaining Senior Debt and the stock and debt securities issued to Senior Creditor at least to the same extent and pursuant to the same or more stringent terms as is the Junior Debt, as evidenced by a supplement hereto, executed by the Senior Creditor and the Junior Creditor Representative.

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                 (b) In order to enable Senior Creditor to enforce its rights under this Section 3.3, Senior Creditor is hereby irrevocably authorized and empowered (in its own name or in the name of Junior Creditor or otherwise), but shall have no obligation to:

                          (i) enforce claims comprising any of the Junior Debt
by proof of debt, proof of claim, suit or otherwise; and

                          (ii) demand, sue for, collect and receive any assets
of any Obligor distributed, divided or applied by way of payment, or any other property or interest issued, on account of any of the Junior Debt and apply the same, or the proceeds of any realization upon the same, to any of the Senior Debt.

                 (c) Notwithstanding anything to the contrary in this Section 3.3, in the event of a case under the U.S. Bankruptcy Code involving any Obligor, Junior Creditor shall be entitled, on ten (10) days' prior written notice to Senior Creditor, to file a proof of claim with respect to the Junior Debt if Senior Creditor has elected not to do so and if the failure to file such a proof of claim within the succeeding thirty (30) day or lesser period would result in the claim being barred from assertion; provided, however, such proof of claim expressly states that the Junior Debt has been subordinated in favor of Senior Creditor upon the terms and provisions of this Subordination Agreement and which gives Senior Creditor the right, among other things, to vote such claim of Junior Creditor.

                 (d) Junior Creditor shall execute and deliver to Senior Creditor such powers of attorney as may be necessary so to enable Senior Creditor to effect the filing of a proof of claim in respect of the Junior Debt.

         3.4. Payments Received by Junior Creditor. Except for permitted payments received by Junior Creditor as provided in Section 3.2 or through permitted enforcement of the Junior Debt as provided in Sections 2.6 and 3.5 hereof, or distributions permitted under Section 3.3 hereof, if any payment or distribution or security or instrument or proceeds thereof is received by the Junior Creditor in respect of the Junior Debt, or if any sums are recovered in respect of the Junior Debt upon enforcement not permitted pursuant to Sections
2.6 and 3.5 hereof, Junior Creditor shall receive and hold the same in trust, as trustee, for the benefit of Senior Creditor. Junior Creditor shall segregate each such payment, distribution or recovery from all other funds and property of Junior Creditor and shall forthwith deliver such payment, distribution or recovery to Senior Creditor (together with any endorsement or assignment of Junior Creditor where necessary), for application to any of the Senior Debt. In the event of the failure of the Junior Creditor to make any such endorsement or assignment to Senior Creditor,

Senior Creditor, or any of its officers or employees, is hereby irrevocably authorized on behalf of Junior Creditor to make the same.

         3.5.    Permitted Enforcement.

                 (a) If any event of default under the Junior Creditor Agreements has occurred and is continuing, Junior Creditor may (i) accelerate such portion of the Junior Debt as is in default or any other amounts as may otherwise be accelerated pursuant to the terms of the Junior Creditor Agreements, and/or (ii) upon the expiration of any Standstill Period arising with respect to such event of default, commence and prosecute judicial enforcement of the Junior Creditor Agreements and collection of the Junior Debt as against any Obligor or take other actions otherwise prohibited under Section 2.6(a), (b) or (c); provided that no Complete Standstill Event has occurred or thereafter occurs; and further provided that any such enforcement or other action shall be and remain subject to Senior Creditor's prior Liens upon any Collateral as well as Senior Creditor's own enforcement efforts then or thereafter commenced with respect to any Obligor or any Collateral, and all proceeds or amounts realized or collected upon such enforcement against any Collateral shall be delivered to Senior Creditor for application to the Senior Debt.

                 (b) Senior Creditor shall have the right, but not any obligation, to cure for the account of any Obligor any default or event of default under the Junior Creditor Agreements, which cure may be effected at any time during the Standstill Period (on an unaccelerated basis, whether or not there has been an acceleration of any Junior Debt) or, with Junior Creditor's consent, at any time after the expiration of the Standstill Period;
provided, however, that at or upon the effectuation of such cure, Junior Creditor receives payment of all regularly scheduled payments of interest and, if applicable, principal payment described in clause (ii) of
Section 3.2(a), which have become due (on an unaccelerated basis, whether or not there has been an acceleration of any Junior Debt), plus interest on such overdue payments as provided in the Indenture, prior to or during the Standstill Period up to and through the date of such cure. Any sums paid by Senior Creditor to effect any such cure shall be deemed a loan to Borrowers pursuant to the Financing Agreements and shall be part of the Senior Debt. Upon any such cure, Junior Creditor shall be deemed to have rescinded any acceleration and shall be deemed to have restored the Notes to non-default status and good standing, but nothing in this Section 3.5(b) shall be deemed to prevent Junior Creditor from accelerating the Junior Debt again if there is thereafter another event of default under the Junior Debt, subject to subsequent cure and subject to all other provisions of this Subordination Agreement. No sum paid or other action taken by Senior Creditor in connection with any default or event of default under the Junior Creditor Agreements, or the cure thereof, shall constitute an assumption by Senior Creditor of any obligation or liability to Junior Creditor or any other person.

         3.6.    Instrument Legend and Notation.

                 (a) Each of the Notes and any other instruments at any time evidencing any Junior Debt, or any portion thereof, shall be permanently marked on its face with a legend conspicuously indicating that payment thereof is subordinated in right of payment to the Senior Debt and is subject to the terms and conditions of this Subordination Agreement; and after being so marked certified copies thereof shall be delivered to Senior Creditor.

                 (b) In the event any legend or endorsement is omitted, Senior Creditor or any of its officers or employees, are hereby irrevocably authorized on behalf of Junior Creditor to make the same. No specific legend, further assignment or endorsement or delivery of notes, guarantees or instruments shall be necessary to subject any Junior Debt to the subordination thereof contained in this Subordination Agreement.

4.       COVENANTS, REPRESENTATIONS AND WARRANTIES

         4.1. Additional Covenants. Junior Creditor agrees in favor of Senior Creditor that until all Senior Debt has been indefeasibly paid and satisfied in full:

                 (a) except as specifically set forth in Sections 3.2, 3.3 and
3.5 above, Junior Creditor shall not, directly or indirectly, accept or receive any payment of principal or interest or expenses or any prepayment or other payment of principal or any payment pursuant to acceleration or claims of breach or any payment to acquire Junior Debt or otherwise in respect of any Junior Debt;

                 (b) Junior Creditor shall not, directly or indirectly, accept or receive from any Obligor any loan, gift or, except as permitted herein, distribution of assets to Junior Creditor, and Junior Creditor shall not accept or hold any guaranties for the Junior Debt except the Guarantees of the Subsidiary Guarantors whether now existing or as contemplated by the Junior Creditor Agreements as in effect on the date hereof, and shall not hold or acquire any Lien upon the assets of any Obligor, except the Lien on the Customer Lists subject to the provisions of Section 3.5 and any Lien held and obtained to the extent permitted under the exception contained in Section 2.6(b) and subject to the enforcement restrictions of Section 2.6(b); and

                 (c) IMR shall not sell, assign, transfer or encumber any interest in the Notes, except upon terms expressly subject to the terms of this Subordination Agreement, and then only if the Notes and the Guarantees are no longer secured by any property of any Obligor and remain unsecured.

         4.2. Additional Representations and Warranties. Junior Creditor represents and warrants to Senior Creditor that:

                 (a) as of the date hereof, the total indebtedness owing by Hanover to Junior Creditor in respect of the debt evidenced by the Notes and by the Subsidiary Guarantors as guarantors thereof, is in the aggregate principal amount of FOURTEEN MILLION ($14,000,000) DOLLARS, all of which is secured by, but only by, the Customer Lists, to the extent provided in the Junior Creditor Agreements as in effect on the date hereof;

                 (b) as of the date hereof, no default or event of default, or event or condition which with notice or passage of time or both would constitute a default or an event of default, exists or has occurred and is continuing under the Junior Creditor Agreements;

                 (c) Junior Creditor is the exclusive legal and beneficial owner of all of the Junior Debt;

                 (d) none of the rights of Junior Creditor in and to the Junior Debt are subject to any lien, security interest, financing statements, subordination, assignment or other claim, except in favor of Senior Creditor;

                 (e) true, correct and complete copies of all Junior Creditor Agreements in effect as of the date hereof have been furnished to Senior Creditor;

                 (f) the execution, delivery and performance of this Agreement is within the corporate powers of Junior Creditor, has been duly authorized by all necessary corporate action of Junior Creditor, and does not contravene any law, any provision of the memorandum or articles of association or other charter document of Junior Creditor or any agreement to which Junior Creditor is a party or by which it or its properties are bound; and

                 (g) this Agreement constitutes the legal, valid and binding obligations of Junior Creditor, enforceable in accordance with its terms.

         4.3. Waivers. Notice of acceptance hereof, the making of loans, advances and extensions of credit or other financial accommodations to, and the incurring of any expenses by or in respect of, any Obligor or any other subordinate creditor, by Senior Creditor, and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Junior Creditor and any Obligor are or may be entitled are hereby waived (except to the extent, if any, expressly provided for herein). Junior Creditor also waives notice of (a) any amendment, modification, supplement, renewal, restatement or extensions of the Senior Creditor Agreements or any Collateral, or of the time of payment of, or increase or decrease in the amount of, any of the Senior Debt,
(b) the taking, exchange, surrender and releasing of Collateral or guarantees now or at any time held by or available to Senior Creditor for the Senior Debt or any other person at any time liable for or in respect of the Senior Debt, (c) the exercise of, or refraining from the exercise of any right against any Obligor or any Collateral, (d) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Senior Debt, and/or (e) Senior Creditor's election, in any proceeding instituted under the U.S. Bankruptcy Code of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code. None of the foregoing shall, in any manner, affect the terms hereof or impair the obligations of Junior Creditor hereunder or give rise to any claim by Junior Creditor against Senior Creditor, whether or not any of the foregoing are or purport to be restricted in any manner under the terms of the Junior Creditor Agreements. All of the Senior Debt shall be deemed to have been made or incurred in reliance upon this Subordination Agreement. Junior Creditor hereby agrees that all payments received by Senior Creditor may be applied, reversed, and reapplied, in whole or in part, to any of the Senior Debt, as Senior Creditor, in its discretion, deems appropriate.

         4.4. Subrogation; No Marshaling. After the full and indefeasible payment and satisfaction of all Senior Debt, and after all of the Senior Creditor Agreements have been terminated, Junior Creditor shall be subrogated to the rights of the holders of Senior Debt to receive distributions applicable to the Senior Debt to the extent that distributions otherwise payable to Junior Creditor have been applied to payment of Senior Debt, and any such distributions otherwise payable to Junior Creditor and applied to Senior Debt shall not, as between Hanover and Junior Creditor, constitute a payment by Hanover of Senior Debt. Junior Creditor hereby waives any and all rights to have any of the Collateral held by or granted to Senior Creditor marshaled upon foreclosure or other disposition of such Collateral by Senior Creditor, its agents or by any Obligor with the consent of Senior Creditor.

         4.5.     Information Concerning Obligors.

                  (a) Junior Creditor hereby assumes sole responsibility for keeping itself informed of the financial condition of Hanover, any and all endorsers and any and all guarantors of the Junior Debt and any other Obligor, and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and/or the Junior Debt that diligent inquiry would reveal, and Junior Creditor hereby agrees that Senior Creditor shall have no duty to advise Junior Creditor of information known to Senior Creditor regarding such condition or any such circumstances.

                  (b) In the event Senior Creditor, in its discretion, undertakes, at any time or from time to time, to provide any such information to Junior Creditor, Senior Creditor shall be under no obligation (i) to provide any such information to the Junior Creditor on any subsequent occasion or (ii) to undertake any investigation and shall be under no obligation to disclose any information obtained in any investigation, routine or otherwise.

5.       MISCELLANEOUS

         5.1. Amendments. Any waiver, permit, consent or approval by a Creditor of or under any provision, condition or covenant to this Subordination Agreement must be in writing executed by such Creditor, or its successors and assigns, and shall be effective only to the extent it is set forth in such signed writing and as to the specific facts or circumstances covered thereby. Any amendment of this Subordination Agreement must be in writing and signed by each of the parties to be bound thereby. Execution of any amendment by the Junior Creditor Representative shall bind the Junior Creditor and its successors and assigns, and shall be effective for any Junior Creditor.

         5.2.    Successors and Assigns.

                 (a) This Subordination Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the Creditors and its respective successors, participants and assigns.

                 (b) Senior Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Senior Debt and the Collateral securing same.

                 (c) In connection with any assignment or transfer of any or all of the Senior Debt, or any or all rights of Senior Creditor in the property of any Obligor, (other than pursuant to a participation), Junior Creditor agrees to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any such assignee or transferee and, in addition, shall execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who succeeds to or replaces any or all of Senior Creditor's financing of any Borrower which is an Obligor or any other Obligor, whether such successor financing or replacement occurs by transfer, assignment, "takeout" or any other means or vehicle.

         5.3. Insolvency. This Subordination Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to a trustee for any Obligor as debtor and debtor-in-possession. The relative rights of Senior Creditor and Junior Creditor to payment of the Senior Debt and the Junior Debt, respectively, and in or to any distributions from or in respect of any Obligor or any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition.

         5.4.    Notices.

                 (a) All notices, requests and demands to or upon the respective parties hereto shall be deemed duly given, made or received if in writing and: if by hand, immediately upon sending; if by Federal Express, Express Mail or any other overnight delivery service, one (1) day after dispatch; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section 5.4):

         To Senior
           Creditor:              Congress Financial Corporation
                                  1133 Avenue of the Americas
                                  New York, New York  10036
                                  Attention:  Mr. Mark Fagnani

         To any Junior
           Creditor or to
           the Junior
           Creditor
           Representative:        First Trust National Association
                                  180 East Fifth Street
                                  P.O. Box 64111
                                  St. Paul, Minnesota  55164
                                  Attention:  Mr. Scott Strodthoff

         with a copy to:          Intercontinental Mining & Resources
                                    Incorporated
                                  c/o Quadrant Management Inc.
                                  127 East 73rd Street
                                  New York, New York  10021
                                  Attention:  Thomas A. Huser, Esq.

                 (b) A Creditor may change the address(es) to which all notices, requests and other communications are to be sent by giving ten (10) days written notice of such address change to the other Creditor in conformity with this
Section 5.4, but such change shall not be effective until notice of such change has been received by the other Creditor.

         5.5. Counterparts. This Subordination Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

         5.6. Governing Law. The validity, construction and effect of this Subordination Agreement shall be governed by the laws of the State of New York.

         5.7.     Consent to Jurisdiction; Waiver of Jury Trial. Each of
Junior Creditor and Senior Creditor hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York and waives trial by jury in any action or proceeding with respect to this Subordination Agreement or any matter directly or indirectly arising out of or relating to their financing arrangements with any Obligor.

         5.8. Complete Agreement. This written Subordination Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

         5.9. No Third Parties Benefitted. This Subordination Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person, including any other creditor or creditor's representative of any Obligor shall have any right, benefit, priority or interest under, or because of the existence of, this Subordination Agreement.

         5.10. Disclosures, Non-Reliance. Each Creditor has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of each Obligor, and neither Creditor shall have any obligation or duty to disclose any such information to the other Creditor. Except as expressly set forth in this Subordination Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectibility of any of the Junior Debt or Senior Debt or any guarantee or security which may have been granted to any of them in connection therewith, or
(b) any other matter except as expressly set forth in this Subordination Agreement.

         5.11. Term. This Subordination Agreement is a continuing agreement and shall remain in full force and effect until the indefeasible satisfaction in full of all Senior Debt and the termination of the Senior Creditor Agreements.

         5.12. Severability. If any provision of this Subordination
Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Subordination Agreement as a whole but this Subordination Agreement shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

         5.13. Senior Creditor's Rights under Indenture. The rights and benefits afforded the Senior Creditor under this Subordination Agreement shall be in addition to any and all rights and benefits which Senior Creditor may have under the terms of the Indenture. The terms and provisions of the Indenture shall in no way limit or impair the rights and benefits of Senior Creditor hereunder or limit or otherwise modify the obligations of, or restrictions upon, Junior Creditor hereunder.

         5.14. Indenture Trustee's Compensation Not Prejudiced. Nothing in this Subordination Agreement shall restrict the rights of the Indenture Trustee to sue upon its claims for compensation under the Indenture.

         5.15. No Fiduciary Duty to Senior Creditor. Indenture Trustee, by its execution of the Acknowledgment and Agreement hereto, undertakes to perform or observe and be bound by only the terms and provisions hereof applicable to it or applicable to the holders of Junior Debt on whose behalf the Indenture Trustee is acting in that capacity under the Indenture. The Indenture Trustee shall not be deemed to owe any fiduciary duty to Senior Creditor.

         5.16. Application of Monies Deposited with Trustee. Nothing in this Subordination Agreement shall (i) prevent the application by the Indenture Trustee or any paying agent of any monies or the proceeds of U.S. government obligations received from Hanover at a time when such payment and receipt thereof by Junior Creditor would not have been prohibited hereunder, or (ii) prevent the application by the Indenture Trustee or any paying agent of any monies or the proceeds of any U.S. government obligations deposited by Hanover under the Indenture to the payment of or on account of the principal of or interest on the Notes if, at the time of such deposit, payment of such amounts by Hanover under the Notes, and the receipt thereof by Junior Creditor, would not have been prohibited by this Subordination Agreement.

         5.17. Headings. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Subordination Agreement.

         IN WITNESS WHEREOF, the parties have caused this Subordination Agreement to be duly executed as of the day and year first above written.

                                         Junior Creditor:

                                         INTERCONTINENTAL MINING & RESOURCES
                                           INCORPORATED

                                         By: /s/ Thomas A. Huser
                                             ---------------------------

                                         Title: Attorney in Fact


                                         Senior Creditor:

                                         CONGRESS FINANCIAL CORPORATION

                                         By: /s/ Peter R. Seekel
                                             ------------------------------

                                         Title: Senior Vice President

                    ACKNOWLEDGMENT AND AGREEMENT BY OBLIGORS

         The undersigned hereby acknowledge and consent to the foregoing Subordination Agreement. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions thereof.

         Each of the undersigned acknowledges and agrees that: (i) although it may sign this Acknowledgment and Agreement, it is not a party to the foregoing Subordination Agreement and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Subordination Agreement and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of Senior Creditor to effectuate the provisions and purposes of the foregoing Subordination Agreement.

                                         HANOVER DIRECT, INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------

                                         Title: Senior Vice President


                                         BRAWN OF CALIFORNIA, INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------

                                         Title: Senior Vice President


                                         HANOVER DIRECT PENNSYLVANIA, INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------

                                         Title: Senior Vice President

                                         GUMP'S BY MAIL, INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------

                                         Title: Senior Vice President

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                         HANOVER SYNDICATION CORP.

                                         By: /s/ Edward O'Brien
                                             -------------------------

                                         Title: VP

                                         HANOVER LIST MANAGEMENT, INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------

                                         Title: VP

                                         YORK FULFILLMENT COMPANY, INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------

                                         Title: VP

                                         GUMP'S HOLDINGS, INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------

                                         Title: VP

                                         HANOVER DIRECT NEW JERSEY, INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------

                                         Title: VP

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                         COMPANY STORE HOLDINGS, INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------
                                         Title: VP

                                         TWEEDS, INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------
                                         Title: VP

                                         HANOVER CASUALS, INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------
                                         Title: VP

                                         HANOVER DIRECT VIRGINIA INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------
                                         Title: VP

                                         HANOVER HOLDINGS INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------
                                         Title: VP

                                         HANOVER VENTURES, INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------
                                         Title: VP

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                         LWI HOLDINGS, INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------
                                         Title: VP


                                         HANOVER REALTY, INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------
                                         Title: VP


                                         HANOVER CATALOG HOLDINGS, INC.

                                         By: /s/ Edward O'Brien
                                             -------------------------
                                         Title: VP

                ACKNOWLEDGMENT AND AGREEMENT BY INDENTURE TRUSTEE

         The undersigned Trustee under the Indenture referred to in the foregoing Subordination Agreement hereby acknowledges and consents to the foregoing Subordination Agreement to the extent its consent is or may be required. The undersigned agrees that it will be bound by the provisions of the Subordination Agreement as applicable to the undersigned as a Junior Creditor (as defined in the Subordination Agreement) in its capacity as Trustee under the Indenture.

                                       FIRST TRUST NATIONAL ASSOCIATION,
                                         as Indenture Trustee

                                         By: /s/ R. Prokofch
                                             -------------------------
                                         Title: Trust Officer

                                    EXHIBIT A
                                       TO
                             SUBORDINATION AGREEMENT

                              Subsidiary Guarantors

Hanover Direct Pennsylvania, Inc.
Brawn of California, Inc.
Gump's By Mail, Inc.
Hanover Syndication Corp.
Hanover List Management, Inc.
York Fulfillment Company, Inc.
Gump's Holdings, Inc.
Hanover Direct New Jersey, Inc.
Company Store Holdings, Inc.
Tweeds, Inc.
Hanover Casuals, Inc.
Hanover Direct Virginia Inc.
Hanover Holdings Inc.
Hanover Ventures, Inc.
LWI Holdings, Inc.
Hanover Realty, Inc.
Hanover Catalog Holdings, Inc.